UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 26, 2017

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 258-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

Adoption of Certificate of Amendment to Restated Certificate of Incorporation Containing Certain Transfer Restrictions

On October 26, 2017, the Corporation filed with the Secretary of State for the State of Delaware (the “Delaware Secretary of State”) a Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation extending the Article TWELFTH (the “Protective Amendment”) that is intended to help preserve certain tax benefits primarily associated with the Corporation’s net loss carryforwards and certain other tax attributes (collectively, “NOLs”). As previously disclosed, the Protective Amendment was initially approved by the Corporation’s stockholders on October 26, 2016 at the Corporation’s 2016 Annual Meeting of Stockholders. At the Corporation’s 2017 Annual Meeting of Stockholders held on October 25, 2017, the Corporation’s stockholders approved extension of the Protective Amendment until the Corporation’s 2018 Annual Meeting of Stockholders, or occurrence of an earlier event as provided therein. The following is a summary of the material terms of the amended Protective Amendment.

Prohibited Transfers. The Protective Amendment generally prohibits any Person from transferring, directly or indirectly (including by transferring interests in other entities that own Concurrent’s stock), any shares of Concurrent stock if the effect would be to:

•	increase the direct or indirect ownership of Concurrent’s stock by any Person (as defined below) from less than 4.9% to 4.9% or more; or

•	increase the percentage of Concurrent’s stock owned directly or indirectly by a Person owning or deemed to own 4.9% or more of Concurrent’s stock.

“Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of the Corporation’s common stock would equal or exceed the 4.9% thresholds discussed above or to Persons whose direct or indirect ownership of the Corporation’s common stock would by attribution cause another Person to equal or exceed such threshold. Common stock ownership rules prescribed by the Internal Revenue Code of 1986, as amended (the “Code”) and regulations issued thereunder (the “Treasury Regulations”) will apply in determining whether a Person is a 4.9% stockholder under the Protective Amendment. A transfer from one member of a “public group” (as that term is defined under Section 382 of the Code, and applicable Treasury Regulations (“Section 382”)) to another member of the same public group does not increase the percentage of Concurrent’s stock owned directly or indirectly by the public group, and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of Concurrent securities owned by, any stockholder, Concurrent will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to Concurrent’s actual knowledge of the ownership of the Corporation’s securities. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of Concurrent’s stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of the Corporation’s stock.

These transfer restrictions may result in the delay or refusal of certain requested transfers of Concurrent’s stock or may prohibit ownership (thus requiring dispositions) of the Corporation’s stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than the Corporation that, directly or indirectly, owns Concurrent’s stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to Concurrent’s stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers. Any direct or indirect transfer attempted in violation of the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of Concurrent’s stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) will not be recognized as the owner of the shares owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise. Stock purportedly acquired in violation of the Protective Amendment is referred to herein as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to the Corporation’s agent along with any dividends or other distributions paid with respect to such excess stock. Concurrent’s agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by the Corporation’s agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent and will be required to remit all proceeds to the Corporation’s agent (except to the extent Concurrent grants written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had Concurrent’s agent sold such shares).

To the extent permitted by law, any stockholder who knowingly violates the Protective Amendment will be liable for, and must indemnify and hold Concurrent harmless against, any and all damages Concurrent suffers as a result of such violation, including damages resulting from any limitation in the Corporation’s ability to use its NOLs and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of stock that does not involve a transfer of Concurrent “securities” within the meaning of the Delaware General Corporation Law but that would cause any stockholder of 4.9% or more of Concurrent’s stock to violate the Protective Amendment, the following procedure will apply in lieu of those described above: in such case, such stockholder and/or any person whose ownership of Concurrent’s securities is attributed to such stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such holder not to be in violation of the Protective Amendment, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Modification and Waiver of Transfer Restrictions.  The Board of Directors has the discretion to prospectively or retroactively approve a transfer of the Corporation’s stock that would otherwise violate the transfer restrictions. In deciding whether to grant a waiver, the Board of Directors may seek the advice of counsel and tax experts with respect to the preservation of the Corporation’s federal tax attributes pursuant to Section 382. In addition, the Board of Directors may request relevant information from the acquirer and/or selling party in order to determine compliance with the Protective Amendment or the status of the Corporation’s federal income tax benefits, including an opinion of counsel selected by the Board of Directors (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382. If the Board of Directors decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the Board of Directors is authorized to modify the applicable allowable percentage ownership interest (currently 4.9%), to modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, in each case in order to prevent an ownership change for purpose of Section 382 of the Code, provided that the Board of Directors determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Stockholders will be notified of any such determination through a filing with the SEC or such other method of notice as the Secretary of the Corporation shall deem appropriate.

The Protective Amendment will expire on the earliest of (i) the Board of Directors’ determination that the Protective Amendment is no longer necessary for the preservation of the Corporation’s NOLs because of the amendment or repeal of Section 382 or any successor statute, (ii) the close of business on the first day of any taxable year of the Corporation to which the Board of Directors determines that none of the Corporation’s NOLs may be carried forward (iii) such date as the Board of Directors otherwise determines that the Protective Amendment is no longer necessary for the preservation of the Corporation’s NOLs and (iv) the date of the Corporation’s annual meeting of stockholders to be held during calendar year 2018.

The Board of Directors may establish, modify, amend or rescind by-laws, policies and any procedures for purposes of determining whether any transfer of stock would jeopardize the Corporation’s ability to use its NOLs.

The foregoing description is qualified in its entirety by reference to the Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation, a copy of which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided under Item 3.03 above is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment, dated October 26, 2017, to the Restated Certificate of Incorporation of Concurrent Computer Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Concurrent Computer Corporation

Date: October 31, 2017	By:	/s/ Warren Sutherland
Name: Warren Sutherland Title: Chief Financial Officer

EXHIBITS

Exhibit No.	Description
3.1	Certificate of Amendment, dated October 26, 2017, to the Restated Certificate of Incorporation of Concurrent Computer Corporation.